Exhibit 99.1

Yew Bio-Pharm Group Announces DTC Eligibility of Its Stock

HARBIN, CHINA, July 22, 2013 -- Yew Bio-Pharm Group, Inc. (“Yew Bio” or the “Company”) (OTCBB: YEWB), a major grower and seller of yew trees, yew raw materials used in the manufacture of traditional Chinese medicine and products made from yew timber in China, today announced that its shares have received electronic eligibility status from the Depository Trust Corporation (DTC) as of July 12, 2013. Trading in securities that are DTC-eligible can be electronically cleared and settled through the facilities of DTC. This fully electronic and cost-effective method of clearing securities transactions accelerates the trade settlement process for all investors and the broker/dealers that process trades in DTC-eligible securities. The Financial Industry Regulatory Authority (FINRA) previously approved the Company’s stock for quotation on the Over-the-Counter Bulletin Board.

“This is an important milestone for the Company and we are pleased to have obtained DTC eligibility”, commented Mr. Zhiguo Wang, Chairman and Chief Executive Officer of Yew Bio. “Electronic trading and settlement is the standard in today’s financial markets, and our becoming DTC-eligible will greatly simplify the process for all investors in Yew Bio stock. DTC eligibility opens the door to a whole new group of investors to discover our company. This is just the first step in our plan to grow trading liquidity and improve visibility in the investment community.”

ABOUT YEW BIO-PHARM GROUP, INC

Yew Bio-Pharm Group, Inc., through its operating entity, Harbin Yew Science and Technology Development Co., Ltd. (HDS), is a major grower and seller of yew trees, yew raw materials used in the manufacture of traditional Chinese medicine (TCM) and products made from yew timber in China. Raw material from the species of yew tree that the Company grows contains taxol, and TCM containing yew raw materials has been approved as a traditional Chinese medicine in China for secondary treatment of certain cancers.  The Company uses a patented, accelerated growth technology to speed the growth and maturity and commercialization of yew trees and believes that it is one of the few companies possessing a permit to sell them.

SAFE HARBOR

This press release forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  These forward-looking statements involve a number of risks and uncertainties that could cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to the following: our ability to collect from our largest customers; our dependence on a small number of customers for raw materials, including a related party; our ability to continue to purchase raw materials at relatively stable prices; our dependence on a small number of customers for our yew trees for reforestation; our ability to market successfully raw materials used in the manufacture of traditional Chinese medicines; and our ability to receive continued preferential tax treatment for the sale of yew trees and potted yew trees.  From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K.  Yew Bio does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as required under applicable law.

Company Contacts: Yew Bio-Pharm Group, Inc. Ms. Sha Jin Tel: (702) 487-4683 E-mail: hdsusasj@gmail.com	Investor Relations Contacts: CCG Investor Relations Mr. John Harmon, CFA, Sr. Account Manager Tel: +86 (10) 8573 1014 (Beijing) E-mail: john.harmon@ccgir.com